EXHIBIT 99.1

Center Bancorp, Inc. Declines Request From Shareholder to Join Board

Board Affirms Plan to Continue Implementing Its Long-Term Growth Strategy

UNION, NJ - Sept. 21, 2006 - Center Bancorp, Inc. (NASDAQ: CNBC), the parent company of Union Center National Bank, announced today that its Board of Directors unanimously declined a request from shareholder Lawrence B. Seidman to join the Company’s Board. The Board noted that it carefully weighed several factors during its deliberations on the matter, including its long-term strategy to grow profits and reposition the Company’s balance sheet, Mr. Seidman’s lack of a specific plan to deliver superior value to shareholders and the disruptive effect of adding Mr. Seidman to the Board.

“We appreciate Mr. Seidman’s interest in Center Bancorp and we share his interest in increasing the value of the Corporation for all shareholders. However, the Board ultimately determined that he offered little in the way of new ideas that would enhance the company’s long-term growth and profitability,” said John J. Davis, Center Bancorp’s President and Chief Executive Officer. “Since announcing our plan earlier this year to restructure the Company’s balance sheet and improve profits, we have successfully grown both loans and deposits. While the Board remains focused on delivering long-term value to shareholders, Mr. Seidman, who has a history of conflict with federal bank regulators and other bankers, has thus far offered few substantive ideas. The Board, as always, remains open to productive dialogue with any of its investors, including Mr. Seidman, as we strive to build on our rich tradition of serving the citizens of New Jersey.”

In June 2006, Center Bancorp received a letter from a shareholder owning 100 shares of Center Bancorp common stock nominating Mr. Seidman and two other individuals for election to the holding company’s Board of Directors at the 2007 shareholders’ meeting. Subsequently, Mr. Seidman requested that Center Bancorp add him to the Board immediately in lieu of nominating these three individuals to the Board. Center Bancorp’s nominating committee will consider the nominations letter in due course.

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates fourteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. The Boonton/ Mountain Lakes office is scheduled to open in October 2006.The Bank also operates remote ATM locations in the Union and Chatham New Jersey Transit train station, Union Hospital and the Boys and Girls Club of Union. The Bank recently received approvals to install and operate one additional off-premise ATM location in the Madison New Jersey Transit Station, which is scheduled to be operational in 2006.

Union Center National Bank is the largest commercial Bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com

Forward-Looking Statements

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

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